UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2014
___________

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 1, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) of NII Holdings, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC“) as the Company’s independent registered public accounting firm. On March 2, 2014, PwC was notified of this decision.

The reports of PwC on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC’s report on the consolidated financial statements as of and for the year ended December 31, 2013 contained a separate paragraph stating:

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the consolidated financial statements, the Company projects that it is likely that it will not be able to comply with certain debt covenants throughout 2014. This condition and its impact on the Company’s liquidity raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal years ended December 31, 2013 and December 31, 2012, and during the subsequent interim period through March 2, 2014, there were (i) no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”), management concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2012 as a result of material weaknesses in the Company’s internal control over financial reporting related to (1) inadequate design or operation of controls that provide reasonable assurance that the accounting for non-income based taxes and related disclosures are prepared in accordance with generally accepted accounting principles in the Brazil operating segment; and (2) the Company's inability to maintain a sufficient complement of resources in its Brazil segment's accounting department with an appropriate level of experience and training commensurate with its structure and financial reporting requirements. These material weaknesses were subsequently remediated, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The Audit Committee discussed all of the foregoing material weaknesses with PwC, and the Company has authorized PwC to respond fully to the inquiries of the successor principal accountant concerning the subject matter of the reportable events.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company has requested that PwC furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether or not it agrees with the statements made herein. The Company will file PwC’s letter with the Commission as an exhibit to an amendment to this Current Report on Form 8-K within two business days of receipt thereof, but in no event later than March 18, 2014.

On March 1, 2014, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. As of the date of this report, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement. During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through March 1, 2014, neither the Company nor anyone acting on its behalf has consulted with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: March 4, 2014	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary